UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 19, 2015

PEOPLES BANCORP INC.
(Exact name of Registrant as specified in its charter)

Ohio	0-16772	31-0987416
(State or other jurisdiction	(Commission File	(I.R.S. Employer
of incorporation)	Number)	Identification Number)

138 Putnam Street, PO Box 738
Marietta, Ohio	45750-0738
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:	(740) 373-3155

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
(17 CFR 240.13e-4(c))

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

John C. Rogers Elected to Serve as Executive Vice President, Chief Financial Officer and Treasurer of Peoples Bancorp Inc.
On November 19, 2015, the Boards of Directors of Peoples Bancorp Inc. (“Peoples”) and its subsidiary, Peoples Bank, National Association (“Peoples Bank”), elected John C. Rogers to the position of Executive Vice President, Chief Financial Officer and Treasurer of Peoples and Peoples Bank. Mr. Rogers will assume these offices on November 30, 2015.
Mr. Rogers, who is 55, most recently served as Risk Executive for PNC Financial Services Group, Inc. (“PNC”), a financial holding company located in Pittsburgh, Pennsylvania, from 2011 until 2015. Prior thereto, he served as Executive Vice President and Chief Financial Officer, Retail Business Banking, for PNC from 2003 until 2011, and Executive Vice President and Chief Financial Officer, Consumer Lending, for PNC from 2001 to 2003. Mr. Rogers brings over 34 years of experience to the position, including 22 years in the banking industry and 12 years in public accounting serving primarily banking clients. A Certified Public Accountant, Mr. Rogers worked as a Senior Manager for Ernst & Young LLP in Pittsburgh, Pennsylvania, from 1998 until 2001, and as Audit Manager for Price Waterhouse LLP, located in Buffalo, New York, from 1982 until 1991. He served as Regional, Line of Business Audit Director for PNC from 1991 until 1998.
Mr. Rogers succeeds Edward G. Sloane, who had served as Executive Vice President, Chief Financial Officer and Treasurer of Peoples since 2008. Peoples previously announced Mr. Sloane’s resignation, in order to pursue other career opportunities, on November 16, 2015.
There is no family relationship between Mr. Rogers and any of the directors or other executive officers of Peoples.
Peoples has determined that neither Mr. Rogers nor any of his immediate family members has had (or proposes to have) a direct or indirect interest in any transaction in which Peoples or any of Peoples’ subsidiaries was (or is proposed to be) a participant, that would be required to be disclosed under Item 404(a) of SEC Regulation S-K, other than the employment relationship to be entered into between Mr. Rogers and Peoples and Peoples Bank.
Mr. Rogers will receive an annual base salary of $300,000. In addition, Mr. Rogers will be paid a $50,000 cash bonus on January 15, 2016, provided he remains employed by Peoples on that date.
Mr. Rogers will be granted 9,500 restricted common shares of Peoples on December 1, 2015, with vesting of these restricted common shares to occur as follows, if he remains employed by Peoples on each applicable date: (i) 3,167 of the restricted common shares will vest on December 1, 2016; (ii) 3,167 of the restricted common shares will vest on December 1, 2017; and 3,166 of the restricted common shares will vest on December 1, 2018.
Mr. Rogers will also be eligible to participate in Peoples’ Cash and Equity-Based Incentive Program for 2016. His potential cash incentive award will be based on a “balanced scorecard” approach, which is applicable to the other executive officers of Peoples, weighted 70% for the attainment of corporate performance goals and 30% for the attainment of specific individual performance goals. The potential cash payouts for performance in 2016 as a percentage of 2016 annual base salary would be 8.8% for achieving the Threshold level of performance, 35% for achieving the Target level of performance and 52.5% for achieving the Maximum level of performance. Mr. Rogers’ cash payout as a percentage of his 2016 annual base salary for 2016 performance is guaranteed to be at least 35% provided he is an employee of Peoples on the payout date (which would occur in the first quarter of 2017).
Mr. Rogers will also be eligible to participate in a year-end equity-based incentive program pursuant to which participants will earn awards for 2016 performance in the form of restricted common shares granted under the Peoples Bancorp Inc. Second Amended and Restated 2006 Equity Plan, with the number of restricted common shares earned by each participant based on both corporate and individual performance results for 2016.

Mr. Rogers will be eligible to participate in Peoples’ Executive Health Program for the executive officers. In addition, Peoples will pay for initiation fees, annual dues and monthly fees associated with membership to a local country club. Peoples will reimburse Mr. Rogers for his reasonable expenses in relocating to the Marietta, Ohio area and reimburse him for the cost of temporary housing for up to 90 days after November 30, 2015.
Change in Control Agreement with John C. Rogers
It is anticipated that Peoples will execute a change in control agreement with Mr. Rogers, which would become effective on November 30, 2015. If entered into, the change in control agreement will provide that, if Mr. Rogers is terminated by Peoples or its successors for any reason other than cause (as defined in the change in control agreement) or by Mr. Rogers for good reason (as defined in the change in control agreement), within six months prior to or within 24 months after a defined change in control occurs, Peoples will provide the following benefits: (i) a lump-sum cash payment of two times the amount of Mr. Rogers’ base annual compensation (as defined in the change in control agreement), payable within 30 days following Mr. Rogers’ termination date with such payment delayed until the first business day of the seventh month following the termination date if Mr. Rogers is a “specified employee” for purposes of Section 409A of the Internal Revenue Code of 1986, as amended; and (ii) continuing participation in life, medical and dental insurance for a period of 12 months substantially in the same form and expense to Mr. Rogers as that received prior to the termination date.
If Mr. Rogers were to receive a change in control benefit as previously described, he will be subject to a non-compete agreement for a period of 12 months, under which he will not be permitted to directly or indirectly engage in the business of banking or any other business in which Peoples directly or indirectly engages during the term of Mr. Rogers’ agreement within the geographic market of Peoples on the termination date.

Item 9.01    Financial Statements and Exhibits
a) - c)
Not applicable
d) Exhibits
See Index to Exhibits below.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PEOPLES BANCORP INC.

Date:	November 19, 2015	By:/s/	CHARLES W. SULERZYSKI
Charles W. Sulerzyski
President and Chief Executive Officer

INDEX TO EXHIBITS

Exhibit Number	Description
99	News Release issued by Peoples Bancorp Inc. on November 19, 2015